Exhibit 99.1
TRANSITION AGREEMENT
BY AND BETWEEN
FIRSTMERIT CORPORATION
AND
GEORGE P. PAIDAS
Effective as of the Effective Date (as defined in Section 10.03[4]), FirstMerit Corporation (“Corporation”), an Ohio corporation, and George P. Paidas (“Mr. Paidas”), collectively, the “Parties,” enter into this Transition Agreement (“Agreement”) to describe the terms and conditions of Mr. Paidas’ continuing employment with the Corporation and subsequent retirement at the end of the Term (as defined below) of this Agreement.
ARTICLE 1 TERM OF AGREEMENT
Unless it terminates at an earlier date as provided in Article 5, this Agreement will remain in effect from the Effective Date until December 31, 2007 (“Term”), at which time Mr. Paidas agrees that he will voluntarily terminate employment with the Corporation because of retirement.
ARTICLE 2 POSITIONS; DUTIES
2.01 Position, Transition Duties and Retirement. Mr. Paidas agrees:
[1] To continue to serve as [a] Senior Executive Vice President of Business Segments and to perform the services customarily performed by persons in a similar executive capacity until the Corporation’s reorganization is effectuated on October 25, 2006 (“Transition Date”) and [b] an officer of the Corporation until December 31, 2007.
[2] Effective as of the Transition Date, [a] to resign as Senior Executive Vice President of Business Segments of the Corporation and as a member of the FirstMerit Bank, N.A. Board of Directors, but [b][i] to continue in active employment with the Corporation until December 31, 2007 and [ii] until December 31, 2007, to perform services necessary to identify and develop merger and acquisition opportunities for the Corporation, assist with leadership training as required and other duties and responsibilities assigned by the President of the Corporation which are consistent with duties and responsibilities of persons in similar executive capacities and which will be primarily performed out of the Medina and Akron offices. However, Mr. Paidas may be required to work in other locations from time to time as needed.
[3] Effective as of December 31, 2007, to resign as an employee of the Corporation and any other entity that is related through common ownership to the Corporation (all entities related through common ownership to the Corporation are called “Group Members” and the Corporation and all Group Members collectively are called the “Group”).
2.02 Reporting. Mr. Paidas will report directly and solely to the President and CEO of the Corporation.

ARTICLE 3 COMPENSATION
During the Term and subject to this section and to Article 5:
3.01 Base Salary. The Corporation will pay to Mr. Paidas a “Base Salary” at an annualized rate of Three Hundred Twenty-Seven Thousand Dollars ($327,000.00), prorated to reflect partial calendar months and years of employment and paid in installments that correspond with the Corporation’s normal payroll practices. During the Term, the Base Salary will not be reduced without Mr. Paidas’ consent. Mr. Paidas will be eligible for a merit increase to his base salary equal to the designated merit pool percentage, if any, for the compensation year commencing on April 1, 2007.
3.02 Incentive Compensation. Mr. Paidas will be eligible to participate in the 2006 incentive compensation program for executives as previously approved by the Board of Directors and will be eligible to participate in the 2007 incentive compensation program with goals and targets as established and approved by the Corporation’s Board of Directors.
3.03 Benefits. Mr. Paidas will be entitled to participate in the hospitalization, life insurance and other employee benefit plans and programs, if any, that the Corporation maintains during the Term in accordance with the provisions of those plans and programs and on the same basis as other full-time salaried employees of the Corporation who participate in those employee benefit plans, provided however that during the Term of this Agreement Mr. Paidas will not earn or accrue any additional Paid Time Off benefits (“PTO”). Mr. Paidas also may exercise his vested stock options during the Term and to continue to vest in his stock options during the Term, subject to the terms of the plans and award agreements through which those stock options were issued.
3.04 Life Insurance. The Corporation will pay the 2007 premium payments on behalf of Mr. Paidas for the permanent whole life insurance policy, which is owned by Mr. Paidas and provides Mr. Paidas with $500,000 in life insurance (“Executive Life Insurance Policy”). In addition, the Corporation will pay Mr. Paidas an amount equal to 40 percent of the premium on or about the date the premium is paid. Mr. Paidas will be responsible for the payment of all taxes associated with the payment of the premiums.
3.05 Tax Preparation. The Corporation will reimburse Mr. Paidas for income tax preparation fees in accordance with the policies of the Corporation applicable to all of its executives for the 2006 and 2007 tax year.
3.06 Club Memberships. The Corporation will pay, or reimburse Mr. Paidas for, all membership dues and special assessments, and any sales tax assessed or payable with respect to those dues or assessments, incurred in connection with Mr. Paidas’ membership at Sharon Country Club (where he currently is a member).
3.07 No Duplicate Payments. Nothing in this Article 3 is intended to result in the duplication of any payments or benefits provided to Mr. Paidas prior to the execution of this Agreement or under the terms of any other agreement by and between Mr. Paidas and the Corporation (“Prior Agreements”) or under any other employee benefit plan or program maintained or sponsored by the Corporation on or before the Effective Date.

ARTICLE 4 BUSINESS-RELATED EXPENSES
The Corporation will pay (or reimburse) Mr. Paidas for all reasonable, ordinary and necessary expenses that he incurs prior to and during the Term to perform his duties under this Agreement. Reimbursement will be made within 30 days after the date Mr. Paidas submits appropriate evidence of the expenditure (and all other information required under the Corporation’s business expense reimbursement policy) to the Corporation and otherwise complies with reimbursement procedures the Corporation applies to its senior executives.
ARTICLE 5 TERMINATION OF EMPLOYMENT
5.01 Expiration of Term. Mr. Paidas agrees that he will comply with the terms of this Agreement and will voluntarily terminate his employment because of retirement at the expiration of the Term. In exchange, but subject to Mr. Paidas’ execution and non-revocation of a general release, substantially in the form attached hereto as Exhibit B (“General Release”), and any restrictions imposed under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and to the terms of this section, Mr. Paidas will receive the payments and benefits described in this section.
Mr. Paidas (or, if applicable, his beneficiary) will be entitled to receive:
[1] Accrued Base Salary. Any unpaid installments of his Base Salary, calculated through the Termination Date (as defined in Section 5.07[4]), will be paid on the next payroll date after the Termination Date.
[2] Life Insurance. The Corporation will continue to pay the premium payments on behalf of Mr. Paidas for the Executive Life Insurance Policy until such time as the policy cash value and dividends are estimated to be sufficient to pay future premiums for Mr. Paidas’ life expectancy, based upon the current dividend scale or, if earlier, the date of Mr. Paidas’ death; provided that reimbursement for any premium due during the first six months following the Termination Date will be paid to him in a lump sum on the first day of the seventh month after the Termination Date. In addition, the Corporation will pay Mr. Paidas an amount equal to 40 percent of the premium on or about the date the premium is paid. Mr. Paidas will be responsible for the payment of all taxes associated with the payment of the premiums.
[3] Equity Awards. The vesting, ability to exercise and lapsing of any restrictions of Mr. Paidas’ outstanding equity awards will be determined in accordance with and to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreements through which they were granted.
[4] Medical Coverage. Until Mr. Paidas attains the age of 65, he will be eligible to participate in the FirstMerit group health coverage for retirees after the Termination Date in accordance the FirstMerit Retiree Medical Plan. After Mr. Paidas reaches age 65 and until his death, Mr. Paidas will be eligible to apply for coverage under the Hartford Group Retirement Insurance Plan (“Retiree Medical Program”), or a health care plan consistent with the coverage available under the Retiree Medical Program as of the

Effective Date of this Agreement. Mr. Paidas will pay the full cost under the Retiree Medical Program.
[5] Retirement Plan Benefits. Mr. Paidas (or, if applicable, his beneficiary) will be entitled to all benefits he has accrued through the Termination Date under:
[a] The FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan.
[b] The Pension Plan for Employees of FirstMerit Corporation and Subsidiaries.
[c] The FirstMerit Corporation Unfunded Supplemental Benefit Plan.
[d] The FirstMerit Corporation Executive Supplemental Retirement Plan.
[6] Unused and Accrued Paid Days Off. The Corporation will pay to Mr. Paidas an amount equal to Sixty-One and One Hundred Twenty-five Thousandths (61.125) days of compensation at Base Salary rate of pay.
The amounts distributable under Section 5.01[5] will be distributed subject to the terms and conditions of each plan in effect on the Termination Date and to any distribution elections Mr. Paidas has made as of the Effective Date, including, with respect to the plans described in Sections 5.01[5][c] and [d], any election made under (and subject to the restrictions and limits of) any applicable transition rule described in Section XI, C of the Preamble to Proposed Treasury Regulations 1.409A-1, et. seq.; provided that any amount subject to Code §409A, which would otherwise be payable on account of a termination of employment or separation from service will not be paid before the first day of the seventh month after the Termination Date.
5.02 Termination of Employment Before Expiration of Term for Death, Disability, or any Other Reason Other Than by the Corporation for Cause or by Mr. Paidas Without Good Reason. If, before the expiration of the Term on December 31, 2007, Mr. Paidas’ employment terminates for death, Disability, or for any other reason other than a termination by the Corporation for Cause (as defined in Section 5.07[1]) or a termination by Mr. Paidas without Good Reason (as defined in Section 5.07[3]), then, subject to the execution and non-revocation of the General Release by Mr. Paidas or, if applicable, his representative, he (or, if applicable, his beneficiary) will be entitled to the payments and benefits described in (and subject to the terms of) Section 5.01 as if the Term had expired on Mr. Paidas’ termination of employment under this section.
5.03 Termination of Employment Before Expiration of Term by the Corporation for Cause or by Mr. Paidas Without Good Reason. If, before the expiration of the Term on December 31, 2007, Mr. Paidas’ employment is terminated by the Corporation for Cause or by Mr. Paidas without Good Reason, then Mr. Paidas (or, if applicable, his beneficiary) will be entitled to:

[1] The amount described in Section 5.01[1] and any benefits he has earned under the employee benefit plans and programs described in Section 3.03.
[2] Retain the Executive Life Insurance Policy (although Mr. Paidas will be solely responsible for all premiums due after the Termination Date).
[3] The vesting, ability to exercise and lapsing of any restrictions of Mr. Paidas’ outstanding equity awards will be determined in accordance with and to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreements through which they were granted.
5.04 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement and except as specifically provided in this Agreement, all amounts paid under this Article 5 will be in lieu of any amounts payable to Mr. Paidas from any broad-based severance program in which Mr. Paidas participates and, by signing this Agreement, Mr. Paidas specifically waives any rights to receive any amounts from any broad-based severance program in which he participates.
5.05 Effect of Multiple Termination Events. Except as provided otherwise in this Agreement, Mr. Paidas will receive the benefits and payments attributable to the first termination event to occur, the effects of which are described in this Article 5.
5.06 Notice of Termination. Any purported termination of employment by the Corporation or by Mr. Paidas (other than due to Mr. Paidas’ death) must be communicated by written Notice of Termination to the other Party. For purposes of this Agreement, a “Notice of Termination” means a notice that indicates the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. The Corporation may terminate Mr. Paidas’ employment [1] for Cause as defined in Section 5.07[1] or [2] without Cause to be effective 90 days after the written notice is delivered to Mr. Paidas but not later than December 31, 2007. Mr. Paidas may terminate his employment, with or without Good Reason as defined in Section 5.07[3], to be effective 90 days after the written notice is delivered to the Corporation but not later than December 31, 2007. However, any Notice of Termination that cites a reason that may be cured will be deemed to not have been given if the condition cited is corrected within the 90 day (or shorter) period described in the preceding sentence.
5.07 Definitions.
[1] “Cause” means the termination of Mr. Paidas’ employment by the Corporation for any of the following reasons:
[a] Conviction of, or plea of guilty or nolo contendere to, a felony, whether or not affecting the Corporation or any Group Member.
[b] Disclosure to unauthorized persons of material information of the Corporation or any Group Member which is believed by the Board, acting in good faith, to be confidential; provided, that a disclosure will not be considered “Cause” to the extent that [i] it is required pursuant to a court order or subpoena from an appropriate regulatory agency or otherwise required by law or regulation, [ii] it is made by Mr. Paidas in the ordinary course of business within the scope of his authority or [iii] it is in the context of a dispute between Mr. Paidas and the Corporation or any Group Member and limited to the court or arbitrator considering the dispute, legal counsel and the other parties to the dispute. In addition, it will not be “Cause” for Mr. Paidas to provide truthful testimony regarding the Corporation or any Group Member to governmental or regulatory authorities and any disclosure that does not constitute “Cause” will be deemed not to violate Section 6.01.
[c] Engagement (in connection with the business of the Corporation or any Group Member) in illegal conduct or in gross misconduct, in either case, that causes material financial or material reputational harm to the Corporation or any Group Member.
[d] Failure to perform substantially Mr. Paidas’ responsibilities as described in this Agreement, after demand for substantial performance has been given by the Board that specifically identifies how Mr. Paidas has not substantially performed his responsibilities in accordance with Article 2 of this Agreement. “Cause” does not, however, include any failure after the Corporation gives a notice of a termination without Cause or Mr. Paidas gives notice of a termination for Good Reason.
[e] Material breach of the Corporation’s written code of conduct and business ethics. However, to the extent the breach is curable, the Corporation must give Mr. Paidas notice and a reasonable opportunity to cure as described in Section 5.06.
[f] Attempt to obstruct or willful failure to cooperate with any investigation authorized by the Board or any governmental or regulatory agency.
[g] Being subject to the prohibitions of Section 19(a)(1) of the Federal Deposit Insurance Act.
However, Cause will not arise solely because Mr. Paidas is absent from active employment during periods of paid time-off, consistent with the Corporation’s applicable paid-time-off policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a disability or other period of absence initiated by Mr. Paidas and approved by the Corporation.
[2] “Disability” means Mr. Paidas’ inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period beyond expiration of the Term on December 31, 2007, as determined by a physician engaged by the Corporation.
[3] “Good Reason” means the termination of Mr. Paidas’ employment by Mr. Paidas for any of the following reasons:

[a] Reduction in Mr. Paidas’ Base Salary without his consent; or
[b] Involuntary discontinuance of Mr. Paidas’ participation in any employee benefit plans maintained by the Corporation, other than [i] by reason of legal restrictions or limitations, [ii] as required by applicable law or [iii] a discontinuance of a benefit plan as to all similarly situated executives of the Corporation; or
[c] Failure by the Corporation to obtain an assumption of the Corporation’s obligations under this Agreement by any successor to the Corporation, regardless of whether that entity becomes a successor to the Corporation as a result of a merger, consolidation, sale of assets of the Corporation or other form of reorganization; or
[d] Termination of employment by the Corporation which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.06; or
[e] A material breach of this Agreement by the Corporation, which breach is not corrected within the time prescribed pursuant to Section 5.06 after Mr. Paidas notifies the Corporation in writing of his intent to terminate employment due to that material breach.
However, it is specifically understood that none of the events contemplated by the Agreement (including those described in Section 2.01) constitutes “Good Reason” either under this Agreement or under the Prior Employment Agreement.
[4] “Termination Date” means the earlier of [a] December 31, 2007, [b] the date specified in the Notice of Termination provided pursuant to Section 5.06, [c] Mr. Paidas’ death, or [d] Mr. Paidas’ Disability.
5.08 Effect of Code §§280G and 4999.
[1] If any amount due under this Agreement, when combined with amounts due to Mr. Paidas under any and all other agreements between him and any Group Member (“Payment”), might generate an excise tax under Code §4999 or a loss of deduction under Code §280G (“Parachute Penalty”), the Parties agree [a] to apply reasonable means to recharacterize a sufficient portion of the Payment to avoid or minimize the Parachute Penalty and [b] if the procedure described in Section 5.08[1][a] does not eliminate the Parachute Payment, to reduce the Payment to the maximum amount that may be paid without generating a Parachute Penalty.
[2] If the procedure described in Section 5.08[1][b] is to be applied, [a] before the transaction that might generate a Parachute Penalty becomes effective (or if the transaction is not predictable, before any additional Payment is made), the Corporation will notify Mr. Paidas of the amount required to be reduced to avoid a Parachute Penalty and [b] Mr. Paidas may specify the payment or payments against which that reduction will be applied by sending a written election to the Corporation within 30 days of receiving the written notice described in Section 5.08[2][a] specifying the payment or payments to be affected and the amount by which each is to be reduced. If this election is not received within the 30-day period just specified or if the reductions Mr. Paidas specifies in that election are not sufficient to eliminate the Parachute Penalty, the Corporation will reduce all payments proportionately in an aggregate amount sufficient to avoid the Parachute Penalty while providing Mr. Paidas the maximum Payment that may be made without generating a Parachute Payment.
[3] If the Corporation fails to comply with any of its obligations under this section and Mr. Paidas incurs an excise tax under Code §4999, the Corporation agrees that it will [a] make the full amount of the Payment and [b] distribute an additional amount to Mr. Paidas sufficient to ensure that, after he pays all taxes due on that additional payment, including any excise taxes due under Code §4999, he retains an the same after-tax amount he would have retained if no Parachute Penalty had been applied.
ARTICLE 6 POST-TERMINATION OBLIGATIONS
6.01 Non-Disclosure of Confidential Information. Mr. Paidas expressly covenants and agrees that, during and after the Term, he will not reveal, divulge or make known to any person, firm, company or corporation any Confidential Information without the prior express written consent of the Corporation. “Confidential Information” shall mean financial information about the Corporation or any of its affiliates, strategies and techniques, trade secrets, contract terms with vendors and suppliers, supplier lists and data, and such other confidential, proprietary, or sensitive information concerning or relating to the Corporation, any Group Member or any of their respective affiliates or any third party that has disclosed or provided any of the same to the Corporation on a confidential basis. Confidential Information shall not include [1] any information which was or becomes generally available to the public other than as a result of a wrongful disclosure by Mr. Paidas, or [2] any information disclosed by Mr. Paidas which he reasonably and in good faith believes is required for the performance of his duties under this Agreement, or [3] any information compelled to be disclosed by applicable law; provided that Mr. Paidas, to the extent not prohibited from so doing by applicable law, will give the Corporation prior written notice of the information to be so disclosed pursuant to clause [3] of this sentence as far in advance of its disclosure as may be practical, will disclose no more information than is required and will cooperate with any attempts by the Corporation or any Group Member to obtain a protection order or similar treatment.
6.02 Return of Materials. Mr. Paidas agrees [1] to deliver or return to the Corporation upon termination or expiration of this Agreement all written Confidential Information furnished by the Corporation or any Group Member or prepared by Mr. Paidas in connection with his services hereunder and [2] that he will not retain any copies of any of the materials described in Section 6.02[1]. In addition, upon Mr. Paidas’ termination of employment for any reason, he agrees to immediately return to the Corporation all property of the Corporation or any Group Member which is in his possession, including, but not limited to, memoranda, books, papers, computer files, laptops, credit cards and keys.

6.03 Non-Competition. During the Term and for a period of 24 months after Mr. Paidas’ termination of employment, regardless of whether that termination is by the Corporation with or without Cause or Mr. Paidas with or without Good Reason, Mr. Paidas will not (except as an officer, director, employee, agent or consultant of the Corporation) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant or in any other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with any competitive business or venture. During the Term of this Agreement competitive business or venture will be defined as any business of venture that is actively engaged in any business which is in competition with the Corporation or any Group Member in any geographic area in which the Corporation or any Group Member does business through the Termination Date. Following the Termination Date, a business or venture will be considered a competitive business or venture with the business of the Corporation or a Group Member: [a] if the services to be rendered by Mr. Paidas are conducted in whole or in part within a radius of one hundred (100) miles of the office to which Mr. Paidas is assigned on the date of his termination of employment and [b] if it involves the conduct of any business or the furnishing of any financial or banking services that a national banking association, bank holding company, state bank, savings and loan association or other regulated financial institution is permitted by law to conduct or furnish on the date his employment is terminated. However, this section will not prohibit Mr. Paidas from engaging in work, whether or not for remuneration, with: [1] state, regional, or national trade associations; [2] governmental or regulatory agencies; or [3] not-for-profit organizations, so long as the work is limited to leadership development, leadership coaching and skills development. Further, this section will not prohibit the ownership by Mr. Paidas of not more than one percent of any class of securities of any corporation whose securities are registered pursuant to the Securities Exchange Act of 1934, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market and that ownership represents a passive investment and that neither Mr. Paidas nor any group of persons including Mr. Paidas in any way, either directly or indirectly, manages or exercises control of the corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a shareholder, or seeks to do any of the foregoing. Further, following the Termination Date, Mr. Paidas will be permitted to engage in or become associated with a competitive business or venture with the business of the Corporation or a Group Member provided that: [1] the services being provided by Mr. Paidas are limited to coaching, leadership development or individual skills development; [2] that the services do not violate Sections 6.01 or 6.04 of this Agreement; and [3] that Mr. Paidas receives written authorization from the President and CEO of the Corporation prior to providing services or becoming associated with any competitive business or venture as defined above.
6.04 Non-solicitation. Mr. Paidas hereby further agrees and covenants that during the term of this Agreement and for a period of twenty-four (24) months following December 31, 2007, he shall not, directly or indirectly, on his own behalf or with others [1] induce or attempt to induce any employee of the Group to leave the employ of the Group, or in any way interfere with the relationship between the Group and any employee, [2] hire any employee of the Group, or [3] induce or attempt to induce any referral source, customer, or other business relation of the Group, not to do business with the Group, or to cease doing business with the Group, or in any way interfere with the relationship between any such referral source, customer, or business relation and the Group.

6.05 Injunctive Relief. Mr. Paidas acknowledges that it is impossible to measure in money the damages that will accrue to the Corporation by reason of Mr. Paidas’ failure to observe any of the obligations imposed on him by this Article 6. Accordingly, if the Corporation institutes an action to enforce the provisions hereof, Mr. Paidas hereby waives the claim or defense that an adequate remedy at law is available to the Corporation, and Mr. Paidas agrees not to urge the claim or defense that a remedy at law exists. Also, if a final determination is made by a court having competent jurisdiction that the time or territory or any other restriction contained in Section 6.03 is an unenforceable restriction on Mr. Paidas’ activities, the provisions of Section 6.03 will not be rendered void but will be deemed amended to apply the maximum time and territory and other restrictions the court judicially determines or otherwise indicates to be reasonable.
ARTICLE 7 INDEMNIFICATION
To the extent permitted by law, the Corporation will indemnify Mr. Paidas pursuant to the terms of the Indemnification Agreement, dated April 28, 1995, by and between the Corporation and Mr. Paidas and the Corporation’s Articles of Incorporation and Code of Regulations. This Article 7 will survive any termination of this Agreement or of Mr. Paidas’ employment.
ARTICLE 8 ASSIGNMENT OF AGREEMENT
8.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a Group Member. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the “Corporation” under the terms of this Agreement. For these purposes, “successor” means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.
8.02 Because the services to be provided by Mr. Paidas to the Corporation under this Agreement are personal to him, Mr. Paidas may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by Mr. Paidas’ personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to Mr. Paidas that are due to Mr. Paidas upon his death.
ARTICLE 9 DISPUTE RESOLUTION
9.01 Except as provided in the penultimate sentence of this section and Section 6.05, any disagreement arising under this Agreement that is not resolved by agreement between the Parties, including the basis on which Mr. Paidas’ employment is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Corporation and Mr. Paidas. If the Corporation and

Mr. Paidas fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Summit County, Ohio. Regardless of the scope of this section, the Parties agree that nothing in this section prevents either Party from seeking injunctive or other equitable relief if there is a breach or threatened breach of any provision of this Agreement. Also, if otherwise due, payments not being contested under the procedures described in this paragraph will not be deferred during the pendency of procedures described in this section.
9.02 The Corporation will bear the arbitrator’s fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the Corporation.
ARTICLE 10 RELEASES, WAIVERS AND REVOCATION RIGHTS
10.01 Release. In consideration of receipt of the payments and benefits set forth herein, Mr. Paidas does hereby fully and forever surrender, release, acquit and discharge the Corporation, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Paidas’ employment with the Corporation or any Group Member, Mr. Paidas’ relationship with the Corporation or any Group Member and/or the termination of Mr. Paidas’ employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Paidas specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Corporation acknowledges that Mr. Paidas does not release herein any rights or claims which may arise after the Effective Date of this Agreement nor any rights he has under this Agreement, any rights he may have regarding the enforcement of this Agreement, his rights under COBRA or his rights to indemnification.
10.02 Waiver of Right to Sue. Except for the Corporation’s promises and obligations contained in this Agreement, Mr. Paidas further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief

(including injunctive, declaratory, monetary relief or other) against the Corporation, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Paidas’ employment.
10.03 Older Workers’ Benefit Protection Act Waiver. Mr. Paidas has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Paidas is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Paidas waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 10.01 and waivers in Section 10.02 of any and all claims or disputes that Mr. Paidas has or may have on the date hereof, Mr. Paidas makes the following acknowledgements:
[1] By signing this Agreement, Mr. Paidas waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.
[2] In consideration of the releases, waivers and covenants made by Mr. Paidas under this Agreement, Mr. Paidas will be receiving the payments and other benefits in the amounts and manner described in Articles 3, 4 and 5 of this Agreement.
[3] Mr. Paidas represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Paidas has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.
[4] Mr. Paidas understands that this Agreement shall be effective as of October 25, 2006 (“Effective Date”), provided that the Agreement is not revoked by Mr. Paidas within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Paidas has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to the Corporation. In the event that Mr. Paidas does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Paidas revokes this Agreement, Mr. Paidas shall not be entitled to any of the consideration set out in this Agreement.
ARTICLE 11 MISCELLANEOUS
11.01 Notices. Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to Mr. Paidas at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the Corporations President and CEO at the Corporation’s principal offices.
11.02 Entire Agreement. This Agreement including Exhibit A attached hereto, supersedes any Prior Agreements or understandings, oral or written, between the Parties, or between Mr. Paidas and the Corporation, with respect to the subject matter described in this Agreement and Exhibit

A, including the Change in Control and Displacement Agreements dated November 1, 2004, and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement and Exhibit A.
11.03 Amendment and Modification. This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties. However, by signing this Agreement, Mr. Paidas agrees, without any further consideration, to consent to any amendment necessary to avoid penalties under Code §409A.
11.04 Severability. If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.
11.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.
11.06 Tax Withholding. The Corporation will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling. Except to the extent provided in Section 5.08, Mr. Paidas will be responsible for the payment of all taxes associated with any payments or benefits provided under this Agreement.
11.07 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement [1] will not constitute a waiver of that or any other term, covenant or condition and [2] will not constitute a waiver or relinquishment of the Party’s right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.
11.08 Governing Document. The terms of this Agreement will supersede and control over any conflicting language in any other agreement, plan, program or practice of the Corporation.
11.9 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.
11.10 Code §409A Fail Safe. Notwithstanding anything in this Agreement to the contrary, if payment of any amount or other benefit that is “deferred compensation” subject to Code §409A at the time otherwise specified in this Agreement would subject such compensation to additional tax pursuant to Code §409A(a)(1), the payment thereof shall be postponed to the earliest commencement date on which such amounts could be paid without incurring such additional tax. In the event a deferral of payment should be required, any payments that would have been made prior to such earliest commencement date but for Code §409A shall be accumulated and paid in a single lump sum on such earliest commencement date. If any benefits permitted or required under this Agreement are otherwise reasonably determined by the Corporation or Mr. Paidas to be subject for any reason to a material risk of additional tax pursuant to Code §409A(a)(1), the Corporation and Mr. Paidas agree to negotiate in good faith appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to Mr. Paidas or the economic value or financial effect of this Agreement on the Corporation.

11.11 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
11.12 Survival of Mr. Paidas’ Rights. All of Mr. Paidas’ rights hereunder, including his rights to compensation and benefits, and his obligations under Article 6 hereof, shall survive the termination of Mr. Paidas’ employment and/or the termination of this Agreement.
11.13 Joint and Several Liability. The obligations of the Corporation and the Group Members to Mr. Paidas under this Agreement are joint and several.
11.14 Approvals. The Corporation represents and warrants to Mr. Paidas that it has taken all corporate action necessary to authorize this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement, as of                     , 2006.

FIRSTMERIT CORPORATION

By:	/s/	Date signed:	, 2006
Name:

Title:

George P. Paidas

By:		Date signed:	, 2006
George P. Paidas

EXHIBIT A
GENERAL RELEASE
This General Release (the “Agreement”) is made and entered into as of [                    ], by and between FirstMerit Corporation (“Corporation”), an Ohio Corporation, and George P. Paidas (“Mr. Paidas”) (collectively, the “Parties”).
ARTICLE I RELEASES, WAIVERS AND REVOCATION RIGHTS
1.01 Release. In consideration of receipt of the payments and benefits set forth in Article 5 of the Transition Agreement by and between the Corporation and Mr. Paidas, effective as of October 25, 2006 (“Transition Agreement”), Mr. Paidas does hereby fully and forever surrender, release, acquit and discharge the Corporation, and its principals, stockholders, directors, officers, agents, administrators, insurers, subsidiaries, affiliates, employees, successors, assigns, related entities, and legal representatives, personally and in their representative capacities, and each of them (collectively, “Released Parties”), of and from any and all claims for costs of attorneys’ fees, expenses, compensation, and all losses, demands and damage of whatsoever nature or kind in law or in equity, whether known or unknown, including without limitation those claims arising out of, under, or by reason of Mr. Paidas’ employment with the Corporation or any Group Member (as defined in the Transition Agreement), Mr. Paidas’ relationship with the Corporation or any Group Member and/or the termination of Mr. Paidas’ employment relationship and any and all claims which were or could have been asserted in any charge, complaint, or related lawsuit. Without limiting the generality of the foregoing, Mr. Paidas specifically releases and discharges, but not by way of limitation, any obligation, claim, demand or cause of action based on, or arising out of, any alleged wrongful termination, breach of employment contract, breach of implied covenants of good faith and fair dealing, defamation, fraud, promissory estoppel, intentional or negligent infliction of emotional distress, discrimination based on age, pain and suffering, personal injury, punitive damages, and any and all claims arising from any alleged violation by the Released Parties of any federal, state, or local statutes, ordinances or common laws, including but not limited to the Ohio Civil Rights Act, including all provisions of the Ohio Revised Code concerning discrimination on the basis of age, the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or the Employee Retirement Income Security Act of 1974. This release of rights is knowing and voluntary. The Corporation acknowledges that Mr. Paidas does not release herein any rights or claims which may arise after the Effective Date of this Agreement (as defined in Section 1.03 of this Agreement) nor any rights he has under the Transition Agreement, any rights he may have regarding the enforcement of the Transition Agreement, his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or his rights to indemnification.
1.02 Waiver of Right to Sue. Except for the Corporation’s promises and obligations contained in the Transition Agreement, Mr. Paidas further agrees, promises and covenants that neither he, nor any person, organization, or any other entity acting on his behalf will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the Corporation, involving any matter occurring in the past up to the Effective Date of this Agreement or involving any continuing effects of actions or practices which arose prior to the Effective Date of this Agreement or the termination of Mr. Paidas’ employment.
1.03 Older Workers’ Benefit Protection Act Waiver. Mr. Paidas has certain individual federal rights, which must be explicitly waived. Specifically, Mr. Paidas is protected by the ADEA from discrimination in employment because of his age. By executing this Agreement, Mr. Paidas waives these rights as to any past or current claims. Notwithstanding anything else in this Agreement, excluded from this Agreement are ADEA age claims that may arise after execution of this Agreement. In connection with the releases in Section 1.01 and waivers in Section 1.02 of any and all claims or disputes that Mr. Paidas has or may have on the date hereof, Mr. Paidas makes the following acknowledgements:
[1] By signing this Agreement, Mr. Paidas waives all claims against the Released Parties for discrimination based on age, including without limitation, any claim which arises under or by reason of a violation of the ADEA.
[2] In consideration of the releases, waivers and covenants made by Mr. Paidas under this Agreement, Mr. Paidas will be receiving the payments and other benefits in the amounts and manner described in Article 5 of the Transition Agreement.
[3] Mr. Paidas represents and acknowledges that he has consulted with an attorney prior to executing this Agreement and Mr. Paidas has been given a period of at least twenty-one (21) days within which to consider whether or not to enter into this Agreement.
[4] Mr. Paidas understands that this Agreement shall be effective as of the Termination Date (as defined in the Transition Agreement) (“Effective Date”), provided that the Agreement is not revoked by Mr. Paidas within seven days after he signs the Agreement. For a period of seven days after he signs the Agreement, Mr. Paidas has the right to revoke and/or cancel this Agreement by the delivery of notice in writing of revocation and/or cancellation to the Corporation. In the event that Mr. Paidas does not revoke and/or cancel this Agreement during this period, this Agreement shall become effective on the Effective Date. In the event that Mr. Paidas revokes this Agreement, Mr. Paidas shall not be entitled to any of the consideration set out in Article 5 of the Transition Agreement.
ARTICLE 2 MISCELLANEOUS
2.01 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile signatures will have the same legal effect as original signatures.
2.02 Applicable Law. To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.

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2.03 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the Parties have executed this Agreement, as of October 25, 2006.

FIRSTMERIT CORPORATION

By:	/s/ Christopher J. Maurer	Date signed:	October 25, 2006

Title:	Exeuctive Vice President

George P. Paidas

By:	/s/ George P. Paidas	Date signed:	October 25, 2006
George P. Paidas

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